Exhibit 36.1

Certification

I, Anthony J. Sfarra, certify as of June 28, 2018 that:

1	I have reviewed the prospectus relating to those classes of the Wells Fargo Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45 the offer and sale of which are registered (the “securities”) and am familiar with, in all material respects, the following: The characteristics of the securitized assets underlying the offering (the “securitized assets”), the structure of the securitization, and all material underlying transaction agreements as described in the prospectus;
2	Based on my knowledge, the prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;
3	Based on my knowledge, the prospectus and other information included in the registration statement of which it is a part fairly present, in all material respects, the characteristics of the securitized assets, the structure of the securitization and the risks of ownership of the securities, including the risks relating to the securitized assets that would affect the cash flows available to service payments or distributions on the securities in accordance with their terms; and
4	Based on my knowledge, taking into account all material aspects of the characteristics of the securitized assets, the structure of the securitization, and the related risks as described in the prospectus, there is a reasonable basis to conclude that the securitization is structured to produce, but is not guaranteed by this certification to produce, expected cash flows at times and in amounts to service scheduled payments of interest and the ultimate repayment of principal on the securities (or other scheduled or required distributions on the securities, however denominated) in accordance with their terms as described in the prospectus.
5	The foregoing certifications are given subject to any and all defenses available to me under the federal securities laws, including any and all defenses available to an executive officer that signed the registration statement of which the prospectus referred to in this certification is part.

Date: June 28, 2018

/s/ Anthony J. Sfarra
Name: Anthony J. Sfarra
Title: President and Chief Executive Officer